UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                    )

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Celadon Group, Inc.
(Name of Registrant as Specified In Its Charter)

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Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235

NOTICE AND PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 12, 2006

To Our Stockholders:

The Annual Meeting of Stockholders following the 2005 fiscal year (the “Annual Meeting”) of Celadon Group, Inc., a Delaware corporation (the “Company”), will be held at the Company, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235 at 9:00 a.m. (local time), on Thursday, January 12, 2006, for the following purposes:

1.	To consider and act upon a proposal to elect four directors of the Company;

2.	To consider and act upon the 2006 Omnibus Incentive Plan for grants of stock options, stock-based awards, and other incentive awards;

3.	To amend the articles of incorporation to increase the number of authorized shares of common stock from Twelve Million (12,000,000) to Forty Million (40,000,000); and

4.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying proxy statement.

The Board of Directors has fixed the close of business on December 1, 2005, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

All Stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors

/s/ Kenneth Core
Kenneth Core
Secretary

December 16, 2005

CELADON GROUP, INC.

9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 12, 2006

    This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Celadon Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held on Thursday, January 12, 2006, beginning at 9:00 a.m. (local time) at our corporate headquarters and principal executive offices located at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. Where specific choices are not indicated, all proxies received pursuant to this solicitation will be voted (i) FOR the election of the director nominees named below; (ii) FOR the approval of the 2006 Omnibus Incentive Plan; (iii) FOR the approval of the increase in the number of authorized shares of common stock from Twelve Million (12,000,000) to Forty Million (40,000,000); and (iv) with respect to any other matters properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders. We have not received notice of other matters that properly may be presented for voting at the Annual Meeting.

The approximate date on which this Proxy Statement, the enclosed form of proxy, and the accompanying Annual Report are first being mailed to stockholders is December 16, 2005.

Unless the context indicates otherwise, the terms “Company,” “we,” “us,” and “our” refer to Celadon Group, Inc. and its subsidiaries.

GENERAL INFORMATION

Voting Rights

Only stockholders of record at the close of business on December 1, 2005 (“Stockholders”), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. On December 1, 2005, there were issued and outstanding 10,083,782 shares of common stock, par value $.033. The number of issued and outstanding shares excludes approximately 489,020 shares of common stock reserved for issuance under our incentive stock plans, restricted stock grants, and other arrangements. We have no other class of stock outstanding. Stockholders are entitled to one vote for each share of common stock held of record. Holders of unexercised options or other rights to acquire common stock are not entitled to vote the underlying shares at the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the issued and outstanding shares of common stock as of the record date is represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called “abstentions”) and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called “broker non-votes”) will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by a plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors. Approval of any other matter that may be properly submitted to Stockholders for action at the Annual Meeting will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy, unless a different vote is required by law or our Certificate of Incorporation or bylaws. Abstentions and broker non-votes will be disregarded in determining whether a particular matter has been approved.

Right to Attend the Meeting; Revocation of Proxy

Returning a proxy now will not interfere with a Stockholder’s right to attend the Annual Meeting or vote his or her shares personally at the Annual Meeting, if he or she desires to do so. Stockholders who execute and return proxies may revoke them at any time prior to their use at the Annual Meeting by delivering a written notice of revocation to our Secretary at the address of our principal executive offices, by executing a subsequent proxy and delivering it to our Secretary at such address, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear all costs of solicitation, which we expect to include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our common stock. Proxies will be solicited by mail and may be solicited personally by directors, officers, or other employees, who will not receive any additional compensation for such services.

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement and our 2005 Annual Report on Form 10-K may be viewed online at www.celadontrucking.com. If you are a Stockholder, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option and remain a stockholder at such time, you will receive a proxy form prior to the next Annual Meeting of Stockholders listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold our stock through a bank, broker, or another holder of record, refer to the information provided by that entity for instructions on how to elect this option. Opting for this option will save us the time and expense of printing and mailing these materials to you.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the Stockholders will elect four directors to serve as the Board of Directors until our Annual Meeting of Stockholders following our 2006 fiscal year or until their successors are duly elected and qualified. Our Board of Directors has nominated Stephen Russell, Paul Biddelman, Anthony Heyworth, and Michael Miller for election as directors. Each of the nominees is presently serving as a director. In the absence of contrary instructions, each proxy will be voted for the election of all of the proposed directors.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors.

Although at present our Board of Directors is comprised of four members, throughout most of the fiscal year ended June 30, 2005, the Board of Directors had five members. John Kines previously occupied a fifth position on the Board of Directors. Mr. Kines joined the Company’s Board of Directors in the year 1999, and served as a director until his death in June 2005. Mr. Kines was an outstanding person who was passionate about his role as a director and committed to the Company. Mr. Kines also served on the Audit and Compensation Committees. The Board of Directors has chosen not to fill the resulting vacancy at this time.

Information Concerning Directors and Executive Officers

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of current directors and other executive officers is set forth below. All references to experience with the Company include positions with our operating subsidiary, Celadon Trucking Services, Inc., a New Jersey corporation. All executive officers are elected annually by the Board of Directors.

Name	Age	Position	Director Since
Stephen Russell	65	Chairman of the Board and Chief Executive Officer	1986
Thomas Glaser	55	President and Chief Operating Officer	N/A
Paul Will	39	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary	N/A
Kenneth Core	55	Vice President and Secretary	N/A
Sergio Hernandez	47	Vice President - Mexico	N/A
Paul Biddelman(2)(3)	59	Director of the Company	1992
Michael Miller(1)(2)(3)	60	Director of the Company	1992
Anthony Heyworth(2)(3)	61	Director of the Company	1999

(1)	Lead Outside Director
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee

Stephen Russell has been our Chairman of the Board and Chief Executive Officer since our inception in July 1986, and served as our President from September 2000 to October 2004. He is also a director of the Truckload Carriers Association and the Executive Committee of the American Trucking Associations. He is the Chairman of the Homeland Security Committee of the American Trucking Associations. Mr. Russell is a director of Star Gas Corporation, the General Partner of Star Gas L.P. Mr. Russell has been a member of the Board of Advisors of the Cornell University Johnson Graduate School of Management since 1983 and is a member of the Board of the Indiana University Purdue University Indianapolis (IUPUI) and the Eiteljorg Museum.

Thomas Glaser has been our President and Chief Operating Officer since October 2004. He served as Executive Vice President and Chief Operating Officer from November 2003 to October 2004. He served as Executive Vice President-Truckload Operations/Sales from April 2003 to November 2003, Executive Vice President-Operations from September 2001 to April 2003, and Vice President- Transportation Services from May 2001 to September 2001. He served in various management capacities at Contract Freighters, Inc. for over 13 years, most recently as Vice President-Operations, prior to joining the Company.

Paul Will has been our Executive Vice President, Chief Financial Officer, Assistant Secretary, and Treasurer since April 2004. He was Executive Vice President, Chief Financial Officer, Secretary, and Treasurer from February 2004 to April 2004; Executive Vice President, Chief Financial Officer, Secretary, and Assistant Treasurer from May 2002 to January 2004; Executive Vice President, Chief Financial Officer, Assistant Secretary, and Assistant Treasurer from September 2001 to May 2002; Vice President, Chief Financial Officer, Assistant Secretary, and Assistant Treasurer from December 2000 to September 2001; Vice President, Chief Financial Officer, and Secretary from December 1998 to December 2000; Vice President, Secretary, and Controller from September 1996 to December 1998; Vice President and Controller for Celadon Trucking Services, Inc. from January 1996 to September 1996; and Controller from September 1993 to January 1996. Mr. Will is a certified public accountant.

Kenneth Core has been our Vice President and Secretary since August 2003. He was Vice President of Risk Management from July 2000 to July 2003. He served in various capacities at Builders Transport, Inc. and CRST, Inc. for over 28 years, most recently as Vice President of Risk Management, prior to joining the Company.

Sergio Hernandez has been our Vice President - Mexico since December 2001. He was Director of Mexico Sales from October 1996 to December 2001. He has over 20 years of responsibilities in marketing and transportation throughout Mexico.

Paul Biddelman has been one of our directors since October 1992. Mr. Biddelman has been President of Hanseatic Corporation, a private investment company, since 1997. He is also a director of Insituform Technologies, Inc., Six Flags, Inc., and Star Gas Corporation, the General Partner of Star Gas L.P.

Michael Miller has been one of our directors since February 1992. Mr. Miller has been Chairman of the Board and Chief Executive Officer of Aarnel Funding Corporation, a venture capital/real estate company, since 1974, a partner of Independence Realty, an owner and manager of real estate properties, since 1989, and President and Chief Executive Officer of Miller Investment Company, Inc., a private investment company, since 1990.

Anthony Heyworth has been one of our directors since 1999. He retired from KeyCorp in February 2001 as Vice Chairman, Commercial Banking, KeyBank N.A. after a 36-year career with this $85 billion financial services company. He continues as Chairman of KeyBank Central Indiana, having served as President and Chief Executive since 1991. He joined the former Central National Bank in 1965 and was Executive Vice President when the bank merged with Society National Bank of Cleveland in 1986 and KeyBank in 1994.

Pursuant to Section 145 of the Delaware General Corporation Law, our Certificate of Incorporation provides that we shall, to the full extent permitted by law, indemnify all of our directors, officers, incorporators, employees, and agents against liability for certain of their acts. Our Certificate of Incorporation also provides that, with a number of exceptions, none of our directors shall be liable to us for damages for breach of a fiduciary duty as a director.

CORPORATE GOVERNANCE

The Board of Directors

Meetings. Our Board of Directors held five meetings during the fiscal year ended June 30, 2005. No director attended less than 75% of the meetings of the Board of Directors or any committee on which he served. In addition, we encourage directors to attend the Annual Meeting of Stockholders. Of the five directors, only Anthony Heyworth attended the 2004 Annual Meeting of Stockholders.

In fiscal 2005, our Board of Directors approved an increase in the annual retainer provided to directors who are not our employees to $27,500. In addition, non-employee directors receive an annual retainer of $2,500 for each Board committee on which they serve, and our Lead Director and Audit Committee Chairman receive additional annual retainers of $5,000 and $2,500, respectively. Our non-employee directors also are reimbursed for their expenses incurred in attending Board and committee meetings. There are no fees based upon number of meetings attended.

Director Independence. Our common stock is listed on the Nasdaq National Market, and therefore it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the “NASD”). Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are “independent” under NASD Rule 4200(a)(15): Paul Biddelman, Anthony Heyworth, and Michael Miller. In accordance with NASD Rule 4350(c)(2), in fiscal 2005, our independent directors held two regularly scheduled meetings, referred to as “executive sessions,” at which only the independent directors were present. Our independent directors will continue to meet in executive session at least twice per year.

Stockholder Communications. Our Board of Directors provides a process for stockholders to send written communications to the entire Board or individual directors. If you wish to send a communication to the entire Board of Directors, your communication should be addressed as follows: The Board of Directors, Celadon Group, Inc., c/o Paul Will - Executive Vice President, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235. Written communications addressed in this manner will be copied and distributed to each director at or prior to the next Board meeting. If you wish to communicate with an individual director, your communication should be addressed as follows: Name - Director, Celadon Group, Inc., c/o Paul Will - Executive Vice President, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235. Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next Board meeting, following clearance through normal security procedures.

Committees of the Board and Director Nominations

Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee (“Audit Committee”) met ten times during fiscal 2005. Messrs. Heyworth, Miller, and Kines served as the Audit Committee. Mr. Kines was replaced by Mr. Biddelman in June 2005, upon Mr. Kines’ death. The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the Audit Committee:

o	is independent under NASD Rule 4200(a)(15);

o	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

o	has not participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

o	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and statement of cash flows.

The Board of Directors has determined that at least one “audit committee financial expert,” as defined under Item 401(h) of Regulation S-K, currently serves on the Audit Committee. The Board of Directors has identified Mr. Heyworth as an audit committee financial expert. Mr. Heyworth is independent, as independence for audit committee members is defined under applicable NASD rules.

The Audit Committee has operated pursuant to a written charter detailing its duties since June 12, 2000. In fiscal 2005, the Audit Committee amended and restated its charter to comply with certain requirements of the NASD rules relating to qualitative listing requirements for Nasdaq National Market issuers. A copy of the amended and restated charter is attached to this Proxy Statement as Appendix A.

In performing its duties, the Audit Committee, as required by applicable SEC rules, issues a report recommending to the Board of Directors that our audited financial statements be included in the Annual Report on Form 10-K, and relating to certain other matters, including the independence of our public accounting firm.

The fiscal 2005 Report of the Audit Committee is set forth below. The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 (“Securities Act”) or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Audit Committee Report for Fiscal 2005

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reports and financial reporting processes and systems of internal control. Management has primary responsibility for our financial statements and the overall reporting process, including maintenance of our system of internal control. We retain an independent registered public accounting firm that is responsible for conducting an independent audit of our financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has discussed our financial statements, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting with management and our independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent registered public accounting firm. For the fiscal year ended June 30, 2005, the Audit Committee (1) reviewed and discussed the audited financial statements, management’s assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting with management and KPMG LLP (“KPMG”), our independent registered public accounting firm for such fiscal year; (2) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 61; (3) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such firm required by Independence Standards Board Statement No. 1; and (4) discussed with independent registered public accounting firm its independence. The Audit Committee met with representatives of KPMG without management or other persons present on two occasions during fiscal 2005. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2005, for filing with the SEC.

Audit Committee

Anthony Heyworth (Chairman)
Paul Biddelman
Michael Miller

Compensation and Nominating Committee. The Compensation and Nominating Committee of the Board of Directors met four times during fiscal 2005. The Compensation and Nominating Committee reviews all aspects of compensation of our executive officers, recommends for the selection of the Board of Directors director nominees, and makes recommendations on such matters to the full Board of Directors. The charter for the Compensation and Nominating Committee was adopted in fiscal 2005 and is available on our website. The Compensation and Nominating Committee Report on executive compensation for fiscal 2005 is set forth below.

Director Nomination Process. Director nominees are selected by the independent members of our Board of Directors. Our Board has adopted a policy of re-nominating incumbent directors who continue to satisfy the criteria for Board membership and whom the independent directors believe continue to make important contributions to the Board and who consent to continue to serve on the Board.

In filling vacancies on the Board, the independent directors will solicit recommendations for nominees from persons that the independent directors believe are likely to be familiar with (i) our needs and (ii) qualified candidates. These persons may include members of the Board and management, advisors to us, or professional search firms.

Our independent directors will also consider proposed director nominees recommended by stockholders, provided that the following procedural requirements are satisfied. Director nominee recommendations should be mailed via certified mail, return receipt requested, and addressed to Director Nomination, Celadon Group, Inc., c/o Paul Will - Executive Vice President, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235. In order to be considered, a stockholder recommendation must: (i) be received at least 120 days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting (by August 18, 2006, for director candidates to be considered for nomination for election at the Annual Meeting of Stockholders following the end of fiscal year 2006), however, if the date of such annual meeting is more than thirty days before or after November 15, 2006, then the deadline for submitting any director candidates for nomination for election at such annual meeting will be a reasonable time before we begin to print or mail such proxy materials; (ii) contain sufficient background information, such as a resume and references, to enable our independent directors to make a proper judgment regarding the proposed nominee’s qualifications; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director, if elected, and a representation that such proposed nominee qualifies as independent under NASD Rule 4200(a)(15) or, if the proposed nominee does not qualify, a description of the reasons he or she is not independent; (iv) state the name and address of the stockholder submitting the recommendation and the number of shares of our common stock owned of record or beneficially by such stockholder; and (v) if submitted by a beneficial stockholder, be accompanied by evidence (such as a recent brokerage statement) that the person making the recommendation beneficially owns shares of our common stock.

In evaluating potential nominees, including potential nominees properly submitted by stockholders, our independent directors will review the person’s judgment, integrity, independence, experience, and knowledge of the industry in which we operate or related industries, as well as such other factors the independent directors determine are relevant in light of our needs and the needs of our Board. With regard to specific qualities and skills, our Board of Directors believes it necessary that: (i) at least a majority of the members of the Board qualify as independent under NASD Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASD Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee have sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all our directors, officers, and employees. The Code of Business Conduct and Ethics includes provisions applicable to our principal executive officer, principal financial officer, and principal accounting officer or controller or persons performing similar functions, that constitute a “code of ethics” within the meaning of Item 406 (b) of Regulation S-K. A copy of the Code of Business Conduct and Ethics is available on our Company’s website.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors and executive officers and any persons owning more than 10 percent of the common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the SEC. To our knowledge, based solely on a review of materials provided to us, all such required reports were filed on a timely basis in fiscal 2005, except that each of Stephen Russell, Thomas Glaser, Paul Will, and Sergio Hernandez did not timely report grants of Stock Appreciation Rights (“SARs”) in October 2004. Additionally, Paul Biddelman did not timely report the December 2004 exercise of outstanding options to purchase our common stock. All such transactions were reported in subsequent filings.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid or accrued by us for services rendered during fiscal 2005, 2004, and 2003 to our Chief Executive Officer, and each of the four next most highly compensated executive officers (collectively, the "Named Executive Officers") during fiscal 2005. Columns are omitted where no information is required to be reported.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name	Year	Salary		Bonus		Restricted Stock Awards(1)	Securities Underlying Options / SARs(2)	All Other Compensation

Stephen Russell Chairman and Chief Executive Officer	2005 2004 2003	$ $ $	597,770 568,264 556,172	$ $ $	613,371 270,000 75,000	— $305,000 —	35,000 — —	$ $ $	27,063 23,972 93,624	(3) (3) (3)

Thomas Glaser President and Chief Operating Officer	2005 2004 2003	$ $ $	195,726 185,000 175,844	$ $ $	259,872 97,500 50,000	— $217,160 —	30,000 — —	$ $ $	4,786 4,472 4,036	(4) (4) (4)

Paul Will Executive Vice President, Chief Financial Officer, Assistant Secretary, and Treasurer	2005 2004 2003	$ $ $	195,070 185,000 176,923	$ $ $	259,872 97,500 50,000	— $183,000 —	25,000 — —	$ $ $	9,055 8,312 9,412	(5) (5) (5)

Kenneth Core Vice President and Secretary	2005 2004 2003	$ $ $	129,934 120,196 116,872	$ $	86,760 20,000 —	— — —	6,000 10,000 5,000	$ $ $	2,518 2,783 1,311	(6) (6) (6)

Sergio Hernandez Vice President - Mexico	2005 2004 2003	$ $ $	140,514 132,300 125,536	$ $ $	93,403 23,446 7,471	— — —	5,000 10,000 —	$ $ $	1,943 2,549 2,126	(7) (7) (7)

(1)
On October 30, 2003, the Board of Directors approved and issued Restricted Stock Grants (“RSGs”) to the following Named Executive Officers in the following amounts: Stephen Russell - 25,000 shares; Thomas Glaser - 17,800 shares; and Paul Will - 15,000 shares. The RSGs vest over four years, 25% per year, and are contingent upon our meeting certain financial targets annually. The dollar values of the RSGs set forth in the table above are calculated based upon the last sale price of $12.20 reported on the Nasdaq National Market on October 30, 2003. The RSGs reflected in the table above represent the only restricted stock holdings of our Named Executive Officers. At June 30, 2005, the dollar values of the RSGs held by our Named Executive Officers, based upon the last sale price of $16.90 on the Nasdaq National Market on that date, were as follows: Mr. Russell - $422,500; Mr. Glaser - $300,820; and Mr. Will - $253,500.

(2)	Represents SARs, which are payable in cash only.
(3)
Includes the premiums paid by us for term insurance and split-dollar insurance for which we had an assignment against the cash value for premiums paid, as follows: $19,420 in fiscal 2005, $19,420 in fiscal 2004, and $89,145 in fiscal 2003. In response to the Sarbanes-Oxley Act, the split-dollar policy was turned over to Mr. Russell as a personal policy in fiscal 2004. We paid no premiums on these policies in fiscal 2004. We are obligated to Mr. Russell for future premium payments not covered by the asset value of said policies. Also includes: (i) our contributions under our 401(k) Profit Sharing Plan of $4,522 in fiscal 2005, $1,462 in fiscal 2004, and $1,109 in fiscal 2003; (ii) our contributions under our Excess Benefit Plan of $752 in fiscal 2005, $1,500 in fiscal 2004, and $1,500 in fiscal 2003; and (iii) premiums and reimbursements under an executive health and disability benefit program (including split dollar life insurance premiums) of $2,369 in fiscal 2005, $1,590 in fiscal 2004, and $1,870 in fiscal 2003.

(4)
Includes: (i) our contributions under our 401(k) Profit Sharing Plan of $1,500 in fiscal 2005, $926 in fiscal 2004, and $1,097 in fiscal 2003; (ii) our contributions under our Excess Benefit Plan of $1,062 in fiscal 2005, $1,389 in fiscal 2004, and $1,587 in fiscal 2003; and (iii) premiums and reimbursements under an executive health and disability benefit program (including split dollar life insurance premiums) of $2,224 in fiscal 2005, $2,157 in fiscal 2004, and $1,432 in fiscal 2003.

(5)
Includes: (i) our contributions under our 401(k) Profit Sharing Plan of $1,533 in fiscal 2005, $938 in fiscal 2004, and $1,069 in fiscal 2003; (ii) our contributions under our Excess Benefit Plan of $1,043 in fiscal 2005, $1,407 in fiscal 2004, and $1,595 in fiscal 2003; and (iii) premiums and reimbursements under an executive health and disability benefit program (including split dollar life insurance premiums) of $6,479 in fiscal 2005, $5,967 in fiscal 2004, and $6,748 in fiscal 2003.

(6)
Includes: (i) our contributions under our 401(k) Profit Sharing Plan of $900 in fiscal 2005, $464 in fiscal 2004, and $524 in fiscal 2003; (ii) our contributions under our Excess Benefit Plan of $798 in fiscal 2005, $909 in fiscal 2004, and $787 in fiscal 2003; and (iii) premiums and reimbursements under an executive health and disability benefit program (including split dollar life insurance premiums) of $820 in fiscal 2005 and $410 in fiscal 2004.

(7)	Includes our contributions under Mexico savings plan of $1,943 in fiscal 2005, $2,549 in fiscal 2004, and $2,126 in fiscal 2003.

Option/SAR Grants in Last Fiscal Year

The following table lists SARs granted to the Named Executive Officers during the fiscal year ended June 30, 2005. We did not grant options during fiscal year 2005.

Individual Grants

	Number of securities underlying options/SARs	Percent of total options/SARs granted to employees in	Exercise or base price	Expiration	Potential realizable value at assumed annual rates of stock price appreciation for SARs term
Name	granted(#) (1)	fiscal year	($/Sh) (2)	date	5% ($)	10%($)
Stephen Russell	35,000	17.0%	$19.45	10/28/08	146,706	315,936
Thomas Glaser	30,000	14.5%	$19.45	10/28/08	125,748	270,802
Paul Will	25,000	12.1%	$19.45	10/28/08	104,790	225,669
Kenneth Core	6,000	2.9%	$19.45	10/28/08	25,150	54,160
Sergio Hernandez	5,000	2.4%	$19.45	10/28/08	20,958	45,134

(1)
The SARs will become vested with respect to one-fourth thereby on each October 28, 2005, 2006, 2007, and 2008, subject to meeting certain annual financial targets, and will become immediately exercisable in the event of a change of control involving us. All SARs are payable in cash only.

(2)
The distribution date shall be the earlier of the fourth anniversary of the grant date or the date the holder’s employment is terminated; provided, upon compliance with certain notice or election provision, the holder can extend the distribution date, thereby extending the expiration date, up to the tenth anniversary of the grant date.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table demonstrates the options under the Plan that were exercised during the fiscal year ended June 30, 2005, by the Named Executive Officers and the number and value of unexercised stock options and SARs held by such individuals.

	Shares acquired	Value	Number of securities underlying unexercised options/SARs at fiscal year end (1) (#)		Value of unexercised in-the-money options/SARs at fiscal year end (2) ($)
Name	on exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen Russell	32,500 0	351,913	190,000	35,000	2,029,050	0
Thomas Glaser	12,200 0	213,364	45,000	30,000	510,450	0
Paul Will	47,500	864,750	78,950	25,000	843,150	0
Kenneth Core	0 0	0	6,000	6,000	58,210	0
Sergio Hernandez	7,500 0	70,225	9,000	5,000	111,778	0

(1)	All SARs are payable in cash only.
(2)	Based on the $16.90 closing price of our common stock on June 30, 2005.

Compensation Committee Interlocks and Insider Participation

Messrs. Biddelman and Kines served as the Compensation and Nominating Committee up until the time of Mr. Kines’ death when Michael Miller was appointed to the Committee. Mr. Heyworth joined the Compensation and Nominating Committee in fiscal 2006. No Committee member has been an officer or employee for the Company. There are no interlocking relationships between our directors and executive officers and the executive officers and directors of any other entity that might affect the compensation of our executive officers. For a description of other transactions between us and other directors and executive officers, see “Certain Relationships and Related Transactions” below.

Compensation and Nominating Committee Report on Executive Compensation for Fiscal 2005

The Compensation and Nominating Committee Report on Executive Compensation that follows shall not be deemed to be incorporated by reference into any filing made under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent that we incorporate such report by specific reference.

Role of the Compensation and Nominating Committee

The Compensation and Nominating Committee of the Board of Directors (“Compensation Committee”) was formed in September 1993. The Compensation Committee is responsible for determining the compensation program for our executive officers, including the Named Executive Officers. The Compensation Committee administers the 1994 Celadon Group, Inc. Stock Option Plan (“Stock Option Plan”) and Celadon Group, Inc. Stock Appreciation Rights Plan (“SARs Plan”) and, subject to the provisions of the plans, determines grants under the plan for all employees, including the Named Executive Officers. The Compensation Committee establishes and administers our bonus program, which is re-evaluated each fiscal year, pursuant to which certain of our employees and executive officers may be eligible to receive bonuses. The Compensation Committee also considers and, if appropriate, recommends for selection, nominees for the Board of Directors.

Principles of Executive Compensation and Program Components

Our executive compensation philosophy is designed to attract and retain outstanding executives, to foster employee commitment, and align employee and stockholder interests. To this end, we have sought to provide competitive levels of compensation that integrate pay with our annual and long-term performance goals and reward above-average corporate performance.

Salary Determinations. With the exception of the Chief Executive Officer, whose salary is fixed under an employment agreement described below, the Compensation Committee generally reviews and sets the base salary of each of the executive officers on an annual basis. In reviewing and making decisions with respect to the base salaries of executive officers (other than the Chief Executive Officer) for fiscal 2005, the Compensation Committee reviewed and considered: (i) compensation information disclosed by similarly-sized publicly held truckload carriers; (ii) our financial and operating performance, as well as the role of and contribution of the particular executive with respect to such performance; and (iii) the particular executive’s contributions to us unrelated to our financial performance. The Compensation Committee believes that the annual salaries of the Chief Executive Officer and other executive officers are reasonable compared to similarly situated executives of other truckload carriers.

Bonus Program. The Compensation Committee annually determines bonuses for executive officers following the finalization of the financial statements for the final fiscal year. The Compensation Committee may consider Company and individual performance components when making bonus determinations. For fiscal 2005, the Compensation Committee based bonus amounts for the Chief Executive Officer and each other Named Executive Officer (except Mr. Hernadez) on earnings targets that had been established during the first fiscal quarter of fiscal 2005. Mr. Hernandez’s bonus was based in part on the Company-wide earnings goal and in part on an earnings goal for our Mexican subsidiary, which he manages.

Stock-Based Compensation. Our Stock Option Plan and SARs Plan are intended to enhance profitability and value for the benefit of stockholders by enabling us to offer stock-based incentives to employees, including executive officers, thereby creating a means to attract, retain, and reward such individual and to strengthen the mutuality of interests between such individuals and stockholders.

We historically have sought to align the long-term interests of executive officers and stockholders through the use of stock-based compensation, including stock options and stock appreciation rights. In fiscal 2004, for the first time, the Compensation Committee awarded restricted stock grants. In connection with such awards, an aggregate 57,800 shares of common stock were allocated to certain of Named Executive Officers, including the Chief Executive Officer. Our decision to award restricted stock, rather than stock options, was in part based upon accounting guidance pending at that time that would have required the expensing of stock options, which is now effective for us as of July 1, 2005. In addition, we believed that a component of restricted stock (or significant stock ownership) can provide incentives for sustained, superior financial performance. The restricted stock grants vest over four years, 25% per year, and such vesting is contingent upon the Company meeting certain annual financial targets.

Chief Executive Officer's Compensation

Mr. Russell is employed pursuant to an employment agreement dated January 21, 1994, as amended and extended by its terms thereafter, providing for his continued employment until January 21, 2008. The employment period is automatically renewed for successive two-year terms unless the Company or Mr. Russell gives written notice to the other at least 90 days prior to the expiration of the then current employment period of their intention to terminate. The employment agreement provides Mr. Russell with a base salary equal to $521,000 (as adjusted annually for increases in the Consumer Price Index). In addition, Mr. Russell is eligible to participate in an incentive bonus program designed for all members of senior management pursuant to which he may receive a bonus in an amount equal to between 0% and 105% of his base salary in the discretion of the Compensation Committee. The employment agreement also provides that Mr. Russell is entitled to participate in all the Company’s employee benefit plans and all other fringe benefit plans generally available to our employees.

The employment agreement for Mr. Russell also provides that in the event of termination: (i) by us without cause (including the non-renewal of the employment period by us) or by Mr. Russell for cause, Mr. Russell will be entitled to receive his salary for the remainder of the then current employment period or one year, whichever is greater; (ii) by reason of his disability, Mr. Russell will be entitled to receive 50% of his salary during the two-year period commencing on the date of his termination; and (iii) by reason of his death, Mr. Russell's estate will be entitled to receive a pro-rata portion of the bonus for the fiscal year in which his death occurs and to receive 50% of his salary until the earlier of the end of the then current employment period or one year after the date of death. The employment agreement includes a two-year non-compete covenant commencing on termination of employment.

Upon the occurrence of a change in control (as defined in the employment agreement), the amended agreement provides that if (i) at any time within two years of a change in control or within 180 days prior to a change in control, Mr. Russell's employment is terminated by us without cause or by Mr. Russell for cause or (ii) at any time during the 90-day period immediately following the date which is six months after the change in control Mr. Russell terminates his employment for any reason, Mr. Russell shall be entitled to receive (1) a lump sum payment in an amount equal to three times his base salary and three times the highest annual bonus paid to him within three years prior to the change in control; (2) any accrued benefits; (3) a pro-rata portion of the bonus for the fiscal year in which the change in control occurs; (4) continued medical and dental benefits for Mr. Russell (and eligible dependents) for 36 months; (5) outplacement services for one year; and (6) upon the occurrence of the change in control, full and immediate vesting of all stock options and equity awards. The agreement also provides that Mr. Russell is entitled to receive a gross-up payment on any payments made to Mr. Russell that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that if the total payments made to Mr. Russell do not exceed 110% of the greatest amount that could be paid to Mr. Russell such that the receipt of payments would not give rise to any excise tax, then no gross-up payment will be made and the payments made to Mr. Russell, in the aggregate, will be reduced to an amount that would result in no excise tax being triggered.

For fiscal 2005, Mr. Russell’s salary was $597,770, representing the contractual amount. The Compensation Committee awarded Mr. Russell a bonus of $613,371 for fiscal 2005. As explained above, Mr. Russell’s bonus was determined based on pre-established earnings targets. In fiscal 2005, the Compensation Committee awarded Mr. Russell 35,000 SARs with a base price of $19.45 per share, the fair market value on the date of the grant.

Separation Agreements

Mr. Will is party to a separation agreement with us whereby we have the right at any time with or without prior written notice to terminate his employment or obtain his resignation. The agreement provides that in the event of termination of employment, Mr. Will will be entitled to receive: (i) one year's salary less normal withholding; (ii) a pro-rata bonus payment equal to the then current bonus formula for the time employed in the then current fiscal year up to the date of termination in that fiscal year less normal withholdings; (iii) a lump sum payment equal to twelve months of COBRA premiums for the group medical and dental plans; and (iv) a lump sum payment equal to twelve months car allowance. In addition, in such event, Mr. Will will be entitled to exercise any vested or unvested stock options he then has in accordance with the terms of the Stock Option Plan for a period of one year from the termination of his employment.

Compensation Committee

Paul Biddelman (Chairman)
Michael Miller

STOCK PRICE PERFORMANCE

The Stock Price Performance Graph that follows shall not be deemed to be incorporated by reference into any filing made under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent that we incorporate such report by specific reference.

The following graph compares the cumulative total return to our stockholders to the cumulative total returns of the Nasdaq Stock Market - U.S. and the Nasdaq Truck and Transportation Index for the period June 2000 through June 2005. The graph assumes that $100 was invested on June 30, 2000.

Company/Index/Peer Group	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
Celadon Group, Inc.	$100.00	$38.22	$113.42	$80.52	$156.44	$150.22
NASDAQ Stock Market (U.S.)	$100.00	$55.52	$37.16	$31.63	$43.07	$43.56
NASDAQ Trucking & Transportation	$100.00	$100.17	$114.90	$118.26	$177.65	$218.35

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth, as of October 27, 2005, certain information furnished to us regarding the beneficial ownership of common stock (i) by each person known by us, based upon filings with the SEC, to beneficially own more than five percent (5%) of the outstanding shares of the common stock, (ii) by each of our directors, (iii) by each of the Named Executive Officers, and (iv) by all of our directors and executive officers as a group.

The beneficial ownership percentages are based upon 10,083,782 shares of common stock outstanding at October 27, 2005. Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. A person is deemed to have “beneficial ownership” of any security that he or she has a right to acquire within sixty days after October 27, 2005. Shares that a person has the right to acquire under stock options are deemed outstanding for the purpose of computing the percentage ownership of that person and all executive officers and directors as a group, but not for the percentage ownership of any other person. As a result, the denominator used in calculating beneficial ownership percentages among our stockholders and management may differ.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership of common stock(2)	Percent of class
Stephen Russell	637,822	6.21%
Thomas Glaser	83,800	*
Paul Will	121,950	1.20%
Kenneth Core	10,000	*
Sergio Hernandez	15,000	*
Paul Biddelman	41,500	*
Michael Miller	41,500	*
Anthony Heyworth	40,000	*
All executive officers and directors as a group (eight persons)	991,572	9.43%

*	Represents beneficial ownership of not more than one percent of the outstanding common stock.
(1)	The business address of Mr. Russell and the other directors and Named Executive Officers is 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235.
(2)
Represents beneficial ownership of our common stock, par value $0.033. Includes shares of common stock that certain of our directors and executive officers had the right to acquire through the exercise of options currently or within 60 days of October 27, 2005, as follows: Stephen Russell - 190,000 shares; Thomas Glaser - 45,000 shares; Paul Will - 78,750 shares; Kenneth Core - 6,000; Sergio Hernandez - 9,000 shares; Paul Biddelman - 30,000 shares; Michael Miller - 30,000 shares; and Anthony Heyworth - 38,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 4, 2002, we loaned $150,000 for a term of four years to Sergio Hernandez before Mr. Hernandez became an executive officer of the Company. The loan bore interest at a fixed annual rate of 6.5%. At July 1, 2003, the amount outstanding on the loan was $90,395, and as of October 1, 2004, the loan had been paid off in full. We will not in the future make any loans or extensions of credit to any executive officer or director.

Jon Russell, President of our TruckersB2B subsidiary and son of Stephen Russell, our Chairman of the Board and Chief Executive Officer, received aggregate compensation of $203,888 in fiscal 2005.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We engaged KPMG as our independent registered public accounting firm during fiscal 2005 after dismissing Ernst & Young LLP (“E&Y”) in September 2004. A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Change in Independent Registered Public Accounting Firm

As previously reported in our Current Report on Form 8-K filed with the SEC on September 21, 2004, our Audit Committee dismissed E&Y as our independent registered public accounting firm, effective September 15, 2004.

The report issued by E&Y in connection with our financial statements for each of the fiscal years ended June 30, 2004, and June 30, 2003, did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2004, and June 30, 2003, and the subsequent interim period preceding the dismissal of E&Y on September 15, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), if not resolved to the satisfaction of E&Y, would have caused E&Y to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We have provided E&Y with a copy of the foregoing statements. A copy of E&Y’s letter to the SEC, dated September 21, 2004, regarding its agreement with the foregoing statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on September 21, 2004.

As previously reported in our Current Report on Form 8-K filed with the SEC on September 27, 2004, our Audit Committee engaged KPMG as our independent registered public accounting firm for fiscal 2005 effective September 24, 2004. Among other reasons, the Audit Committee selected KPMG because of their expertise and knowledge serving public truckload companies. During the fiscal years ended June 30, 2004, and June 30, 2003, and the subsequent interim period through the date of our engagement of KPMG on September 24, 2004, neither we nor anyone on our behalf consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accounting Fees and Services

KPMG billed us the following amounts for services provided in the following categories during the fiscal year ended June 30, 2005. E&Y billed the following amounts to us for services provided in the following categories during fiscal year ended June 30, 2004.

	Fiscal 2005		Fiscal 2004
Audit fees	$345,992	(1)	$303,940	(2)
Audit-related fees	0		0
Tax fees	0		97,923	(3)
All other fees	0		0
Total	$345,992		$401,863

(1)
Represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements and audit of internal controls and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for that fiscal year. For fiscal 2005, audit fees were comprised of $135,000 in fees for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q and $210,992 in fees for the audit of our assessment of internal control over financial reporting.

(2)
Represents the aggregate fees billed for professional services rendered by E&Y for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by E&Y in connection with statutory or regulatory filings or engagements for that fiscal year. For fiscal 2004, audit fees were comprised of $185,000 in fees for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, $92,740 in fees for Form S-3 regulatory filings, $21,700 in fees for our Sarbanes-Oxley review, and $4,500 in fees for technical advice on FAS144.

(3)
Represents fees billed for professional services rendered by E&Y for tax compliance, tax advice, and tax planning. For fiscal 2004 tax fees were comprised of preparation of tax returns, provisions, quarterly estimates, and other compliance services.

The Audit Committee maintains a policy pursuant to which it pre-approves all audit services and permitted non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm’s independence. Under this policy, the Audit Committee pre-approves, on an annual basis, specific types of categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the independent registered public accounting firm. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the firm in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the independent registered public accounting firm to render such services. No audit-related, tax, or other non-audit services were approved by our Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X.

INTRODUCTORY NOTE TO PROPOSAL 2

As explained in greater detail under the “Compensation and Nominating Committee Report on Executive Compensation”, we have utilized a combination of short-term and long-term incentive compensation to augment the salary compensation paid to our executive officers and other employees. Our incentive compensation historically has included annual cash bonus opportunities linked to annual earnings per share or other performance targets, stock-based awards under the Stock Option Plan, and stock appreciation rights under the SARs Plan. Over the past five years, our stock price has increased from $4.00 on November 30, 2000, to $27.71 on November 30, 2005. During that period, we used a variety of equity-based compensation methods, including stock options, restricted stock, and SARS, to motivate our management. We believe our ability to offer equity incentives has been an important component of our compensation strategy as we seek to align employee interests with those of stockholders.

Our ability to offer long-term incentive compensation has been diminished by the expiration in 2004 of our ability to make new grants under the Stock Option Plan. In addition, we have exhausted the shares available under the Celadon Group, Inc. Non-Employee Director Stock Option Plan (“Non-Employee Director Stock Option Plan”). In light of our compensation goals and these events, the Compensation Committee has studied various alternatives to retain and motivate employees and non-employee directors through stock-based and other incentive compensation. To assist with this evaluation, the Compensation Committee engaged Frederic W. Cook & Co., Inc. as an independent compensation consultant.

Based upon the information provided by the consultant and consideration of our compensation policies, the Compensation Committee recommended the adoption of the 2006 Celadon Group, Inc. Omnibus Incentive Plan, (“Plan”). The Board of Directors adopted the Plan and directed that it be submitted for approval by our Stockholders at the Annual Meeting. The Board of Directors believes that approving the Plan will afford the Company the following benefits:

o
Restoring the Compensation Committee’s ability to award stock options and restricted stock grants, along with other equity-linked awards, in order to attract, motivate, and retain employees, directors, and consultants on a competitive basis;

o	Consolidating the annual cash bonus program, the Stock Option Plan, the SARs Plan, and the Non-Employee Director Stock Option Plan under one new plan; and

o	Seeking to preserve for our benefit, to the extent practicable, the federal income tax deduction for certain qualifying “performance-based” compensation.

We have not granted any stock options or restricted stock grants to our executive officers since the 2004 fiscal year and have not granted any SARs or other equity-linked compensation since the 2005 fiscal year. Although no awards under the Plan will be finalized until after the Annual Meeting, as discussed in more detail under New Plan Benefits below, the Compensation Committee expects to make grants aggregating approximately 42,000 shares of restricted stock and 218,000 shares subject to stock options to our executive officers. These grants are expected to have a vesting period of four years. In addition, also subject to approval of the Plan by the Stockholders, we expect to grant our non-employee directors stock options covering approximately 22,500 shares, vesting 25% upon grant and the remainder 25% at the next three annual meetings. The number of shares expected to be granted to our executive officers is larger than we would normally expect to grant in a single year. The size of the expected grants is related in part to the length of time since the last grants and in part to our desire to provide a multi-year incentive to our executive officers to promote continuity in the team and a focus on sustained performance over the next several years. The Compensation Committee has already established a cash bonus program based on an earnings per share target for fiscal 2006. Accordingly, we do not plan to make any short-term annual incentives under the Plan until fiscal year 2007.

If the Stockholders do not approve the Plan, our ability to make stock-based awards will be diminished but we will retain the ability to offer our executive officers cash incentives and SARs under existing plans. However, with respect to those plans, the requirements of Section 162(m) have not been satisfied, and certain compensation in excess of $1.0 million annually paid to our executive officers would not be deductible by the Company.

PROPOSAL 2

ADOPTION OF OMNIBUS INCENTIVE PLAN

On October 27, 2005, our Board of Directors adopted the Plan and recommended that it be submitted to our Stockholders for their approval at the Annual Meeting. If approved by our Stockholders, the Plan will be effective as of the date of the Annual Meeting. The Plan is intended to replace the Stock Option Plan, SARs Plan, and Non-Employee Director Stock Option Plan. If the Plan is approved by our Stockholders, no further awards would be made after such date under the Stock Option Plan, Non-Employee Director Stock Option Plan, and SARs Plan. The following table provides certain important information concerning our existing equity compensation plans as of June 30, 2005:

Plan category	Number of securities issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	700,072	$6.47	0(2)
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	700,072	$6.47	0(2)

(1)	Amounts in this row include shares under the Non-Employee Director Stock Option Plan, Stock Option Plan, and SARs Plan.
(2)	Our Stock Option Plan expired January 5, 2004. As such, there are no securities remaining available for issuance under the Stock Option Plan.

A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is included as Appendix B to this Proxy Statement. You are urged to read the actual text of the Plan in its entirety.

Purpose

The purpose of the Plan is to provide motivation to selected employees, directors, and to the extent applicable, consultants of the Company to put forth their efforts toward our continued growth, profitability, and success by enabling us to offer such employees, directors, and consultants a variety of incentive awards.

Shares Available and Maximum Awards

A total of 750,000 shares of common stock will be available for grant of awards under the Plan. In addition, any shares of common stock related to awards under the Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares of common stock, or are exchanged for awards not involving shares of common stock will become available again under the Plan. Of the maximum number of shares of common stock available under the Plan, no more than 300,000 of the shares of common stock may be used for awards other than stock options or stock appreciation rights. The number of shares of common stock available under the Plan may be adjusted to reflect the occurrence of certain events (described under “Adjustments Upon Certain Events”). The shares of common stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum award granted or payable to any one participant under the Plan for a calendar year will be 150,000 shares of common stock, subject to the Committee’s authority to adjust awards upon certain events (described under “Adjustments Upon Certain Events”), or in the event the award is paid in cash, $2,000,000.

The Compensation Committee will have the exclusive power and authority, consistent with the provisions of the Plan, to establish the terms and conditions of any award and to waive any such terms or conditions (as described under “Administration”). Because the benefits conveyed under the Plan will be at the discretion of the Committee (as defined below), it is not possible to determine what benefits participants will receive under the Plan.

Administration

The Plan will be administered by the Compensation Committee, or such other committee as may be designated by the Board of Directors (the “Committee”), which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and as “outside directors” within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, our CEO or other senior members of management as the Committee deems appropriate, however, only the Committee (or another committee consisting of two or more individuals who qualify both as “non-employee directors” and as “outside directors”) may select and grant awards to participants who are subject to Section 16 of the Exchange Act or Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code (see “Limitation on Income Tax Deduction”).

The Committee will have broad authority in its administration of the Plan, including, but not limited to, the authority to interpret the Plan; to establish rules and regulations for the operation and administration of the Plan; to select the persons to receive awards; to determine the form, size, terms, conditions, limitations, and restrictions of awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration, and the effect of certain events, such as a change of control in the Company or the participant’s death, disability, retirement, or termination as a result of breach of agreement; to create additional forms of awards consistent with the terms of the Plan; to allow for the deferral of awards; and to take all other action it deems necessary or advisable to administer the Plan.

To facilitate the granting of awards to participants who are employed or retained outside of the United States, the Committee will be authorized to modify and amend the terms and conditions of an award to accommodate differences in local law, policy, or custom.

Eligible Participants

Participants in the Plan will be selected by the Committee from our employees, directors, and consultants. Participants may be selected and awards may be made at any time during the ten-year period following the effective date of the Plan. As of December 1, 2005, approximately 3,215 employees (consisting of 5 executive officers and 3,210 other officers and other employees) and four non-employee directors were eligible to participate in our current equity compensation plans. We did not have any consultants who had been designated as participants under such plans at such date.

The selection of those persons within a particular class who will receive awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Plan. The Committee intends, however, to grant most of the Plan’s awards to those persons who are in a position to have a significant direct impact on our growth, profitability, and success, which would include a portion of the participants in our current equity compensation plans.

Types of Awards

The Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance units, performance awards, and any other form of award established by the Committee that is consistent with the Plan’s purpose, or any combination of the foregoing. All awards granted under the Plan will be evidenced by an award notice which specifies the type of award granted, the number of shares of common stock underlying the award, if applicable, and all terms governing that award.

Stock Options. The Committee may grant Awards in the form of stock options to purchase shares of common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Plan will vest and become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code. The exercise price per share of common stock for any stock option will not be less than 100% of the fair market value of a share of common stock on the day that the stock option is granted. In addition, the term of the stock option may not exceed ten years. The exercise price of any stock option granted pursuant to the Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Committee without stockholder approval, subject to the Committee’s authority to adjust awards upon certain events (described under “Adjustments Upon Certain Events”). The type (incentive or non-qualified), vesting, exercise price, and other terms of each stock option will be set forth in the award notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Committee and applicable law, shares of common stock, a combination of cash and shares of common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights. The Committee may grant awards in the form of stock appreciation rights, either in tandem with a stock option (“Tandem SARs”) or independent of a stock option (“Freestanding SARs”). The exercise price of a stock appreciation right will be an amount determined by the Committee, but in no event will such amount be less than 100% of the fair market value of a share of common stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable. Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the stock option price per share of common stock, times (ii) the number of shares of common stock covered by the stock option which is surrendered. Upon the exercise of a stock option as to some or all of the shares of common stock covered by such stock option, the related Tandem SAR will automatically be canceled to the extent of the number of shares of common stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price, times (ii) the number of shares of common stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting, and other terms of each stock appreciation right will be set forth in the award notice for such stock appreciation rights.

Payment of stock appreciation rights may be made in shares of common stock or in cash, or partly in shares of common stock and partly in cash, as determined by the Committee.

Other Stock-Based Awards. The Committee may grant awards in the form of stock awards (for either unrestricted or restricted shares of common stock), restricted stock unit awards and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, common stock. Such other stock-based awards will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares of common stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. In addition, the Committee may choose, at the time of grant of a stock-based award, or any time thereafter up to the time of the payment of such award, to include as part of such award an entitlement to receive dividends or dividend equivalents on the shares of common stock underlying such award, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. The restrictions, conditions, and other terms of each stock-based award will be set forth in the award notice for such award.

Performance Units. The Committee may grant awards in the form of performance units, which are units valued by reference to designated criteria established by the Committee other than common stock. Performance units will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. The form, applicable conditions, and other terms of each performance unit will be set forth in the award notice for such performance unit.

Performance Awards. Performance Awards are awards structured to qualify as deductible “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code (“Code”) (see “Limitation on Income Tax Deduction”). The Committee may grant performance awards to employees who are “covered employees” (within the meaning of Section 162(m) of the Code) and to other participants in order to qualify such awards as “performance-based” compensation for purposes of Section 162(m) of the Code. Under Section 162(m) of the Code, “covered employees” generally means the CEO and the other four highest-paid executive officers. Performance Awards may take the form of stock awards, restricted stock unit awards, or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which awards, in addition to satisfying the requirements otherwise applicable to that type of award generally, also satisfy the requirements of performance awards under the Plan.

Performance awards must be based upon one or more of the following performance criteria: (a) revenues (including without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (b) net revenues, (c) fuel surcharges, (d) accounts receivable collection or days sales outstanding, (e) cost reductions and savings (or limits on cost increases), (f) safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), (g) operating income, (h) operating ratio, (i) income before taxes, (j) net income, (k) earnings before interest and taxes (EBIT), (l) earnings before interest, taxes, depreciation, and amortization (EBITDA), (m) adjusted net income, (n) earnings per share, (o) adjusted earnings per share, (p) stock price, (q) working capital measures, (r) return on assets, (s) return on revenues, (t) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (u) productivity and efficiency measures (including, without limitation measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), (v) cash position, (w) return on stockholders’ equity, (x) return on invested capital, (y) cash flow measures (including, without limitation, free cash flow), (z) market share, (aa) stockholder return, (ab) economic value added, or (ac) completion of acquisitions (either with or without specified size).

For each performance period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which persons will be eligible for performance awards for such period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

After the close of each performance period, the Committee will determine whether the performance goals for the cycle have been achieved. In determining the actual award to be paid to a participant, the Committee has the authority to reduce or eliminate any performance award earned by the participant, based upon any objective or subjective criteria it deems appropriate.

The award notice for each performance award will set forth or make reference to the performance period, performance criteria, performance goals, performance formula, performance pool, and other terms applicable to such performance award. If the Plan is approved, we expect that Performance Awards will be used in lieu of our annual cash bonus program commencing with the 2007 fiscal year.

Payment Terms

Awards may be paid in cash, shares of common stock, a combination of cash and shares of common stock, or in any other permissible form, as the Committee determines. Payment of awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of awards paid in shares of common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Committee, a participant may defer payment of any award; salary or bonus compensation; company board compensation; dividend or dividend equivalent, or any portion thereof. If permitted by the Committee, a deferral must be made in accordance with any administrative guidelines established by the Committee for such purpose. Such deferred items may be credited with interest (at a rate determined by the Committee) or deemed invested by the Company.

We will be entitled to deduct from any payment to a participant under the Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay us such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Committee may allow a participant to pay the amount of taxes required by law to be withheld from an award by withholding any shares of common stock to be paid under such award or by permitting the participant to deliver to us shares of common stock having a fair market value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of common stock or other corporate exchange, or any distribution to stockholders of common stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to our capital structure, the Plan provides that the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum award payable, the number of shares to be issued pursuant to outstanding awards, the option prices, exercise prices, or purchase prices of outstanding Awards, and/or any other affected terms of an award or the Plan as the Committee deems equitable or appropriate.

Termination and Amendment of Plan

The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may amend the Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary, or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchange on which our securities are listed. No amendment of the Plan may materially and adversely affect the rights of a participant under any outstanding award without the consent of that participant. No awards may be made under the Plan after the tenth anniversary of the effective date of the Plan.

Securities Act Registration

If the Plan is approved by the Stockholders at the Annual Meeting, we intend to register the shares of common stock issuable under the Plan pursuant to a Registration Statement on Form S-8 as soon as practicable thereafter.

New Plan Benefits

The Compensation Committee has not yet granted any equity awards for fiscal 2006, and our equity award process is not formula driven. The information in the table below concerning restricted stock grants and stock options that may be granted under the Plan to our Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers is based on our present expectation. However, the Compensation Committee has indicated the grants to such persons under the Plan, if approved, will not be greater than the amounts indicated below.

2006 Omnibus Incentive Plan

Name and Position	Number of restricted stock shares(1)	Aggregate dollar value of restricted stock(2)	Number of shares underlying stock options(1)	Stock option dollar value ($) 5% return(2)	Stock option dollar value ($) 10% return(2)
Stephen Russell Chairman and Chief Executive Officer	24,000	$641,040	126,000	$2,116,800	$5,363,820

Thomas Glaser President and Chief Operating Officer	8,800	235,048	46,200	776,160	1,966,734

Paul Will Executive Vice- President, Chief Financial Officer, Assistant Secretary, and Treasurer	7,200	192,312	37,800	635,040	1,609,146

Kenneth Core Vice President and Secretary	800	21,368	4,200	70,560	178,794

Sergio Hernandez Vice President - Mexico	800	21,368	4,200	70,560	178,794

Executive Officer Group	41,600	1,111,136	218,400	3,669,120	9,297,288

Non-Executive Director Group	0	0	22,500	378,000	957,825

Non-Executive Officer Employee Group	N/A(3)	N/A(3)	N/A(3)	N/A(3)	N/A(3)

(1)	Maximum number as specified by the Compensation Committee. Actual awards not yet made.
(2)	Based on the $26.71 closing price on December 2, 2005.
(3)	The Compensation Committee has not indicated any expected range of awards for members of this group.

At the $26.71 closing price on December 2, 2005, the market value of the 750,000 shares that would be reserved under the Plan would be approximately $20.0 million, and the market value of the 41,600 shares included in the expected grants listed above would be approximately $1.1 million.

Tax Status of Plan Awards

The following discussion of the federal income tax status of awards under the Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes, which are not described below.

Non-Qualified Stock Options. No income will be realized by a participant at the time a non-qualified stock option is granted, and no deduction will be available to us at such time. When the non-qualified stock option is exercised, the participant generally will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares of common stock acquired from the exercise of such stock option over the exercise price, and the company will receive a corresponding deduction at such time. If a non-qualified stock option is exercised by delivering shares of common stock to the Company, the use of such shares of common stock will not be considered a taxable disposition of such shares. Instead, (a) the number of shares of common stock received from the exercise equal to the number of shares delivered will have the same basis and same holding period as the shares so delivered, (b) the participant will realize taxable ordinary income in an amount equal to the fair market value of the additional shares of common stock received from the exercise of such stock option, (c) the participant will have a tax basis in the additional shares equal to their fair market value and the holding period of the additional shares will begin on the date that they are actually acquired, and (d) the Company will receive a deduction at such time in the same amount as the taxable income realized by the participant. In either case, our deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”). The gain, if any, realized upon the subsequent disposition by the participant of the shares of common stock will constitute short- or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options. No income will be realized by a participant either at the time an incentive stock option is granted or upon the exercise thereof by the participant, and no deduction will be available to us at such times. If the participant holds the shares of common stock underlying the stock option for the greater of two years after the date the stock option was granted or one year after the acquisition of such shares of common stock (the “required holding period”), then upon the disposition of such shares of common stock, the participant will realize a long-term capital gain or loss equal to the difference between the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition; we will not be entitled to any deduction. If the shares of common stock are disposed of in a sale, exchange, or other disqualifying disposition during the required holding period, then the participant will realize taxable gain in an amount equal to the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition, and the portion of such taxable gain up to the excess of the fair market value of the common stock disposed (at the time that the stock option from the exercise of which such shares were received) over the exercise price previously paid for such shares will be taxable ordinary income, and we will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”). Any remaining portion of such taxable gain will constitute short- or long-term capital gain, depending on the participant’s holding period.

Stock Appreciation Rights. No income will be realized by a participant at the time a stock appreciation right is awarded, and no deduction will be available to us at such time. A participant will realize ordinary income upon the exercise of the stock appreciation right in an amount equal to the cash and fair market value of the shares of common stock received by the participant from such exercise, and we will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Unrestricted Stock-Based Award. Upon the grant of an unrestricted stock-based award, a participant will realize taxable income equal to the cash and fair market value at such time of the shares of common stock received by the participant under such award (less the purchase price therefor, if any), and we will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Restricted Stock-Based Award. Upon the grant of a restricted stock-based award, no income will be realized by a participant (unless a participant timely makes an election to accelerate the recognition of the income to the date of grant), and we will not be allowed a deduction at that time; when the award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the participant will realize taxable ordinary income in an amount equal to the cash and the fair market value at such time of the shares of common stock received by the participant under such award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time. If a participant does make a timely election to accelerate the recognition of income, then the participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of common stock to be received by the participant under such award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time. In each case, our deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Performance Units and Performance Awards. A participant receiving a performance unit or performance award will not recognize income, and we will not be allowed a tax deduction, at the time such award is granted. When a participant receives payment of a performance unit or performance award, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Effect of Deferral on Taxation of Awards. If the Committee permits a participant to defer the receipt of payment of an award and such participant makes an effective election to defer the payment of the award in accordance with the administrative guidelines established by the Committee, the participant will not realize taxable income until the date the participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and we will not be entitled to a deduction until such time. Any interest or dividends paid on, or capital gains resulting from, our investment of the amount deferred during the deferral period will be taxable to us in the year recognized. At the time the participant becomes entitled to receive the deferred payment, the participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and we will be entitled to a corresponding deduction for such amount at that time.

Limitation on Income Tax Deduction

Pursuant to Section 162(m) of the Code, we generally may not deduct compensation paid to a covered employee in any year in excess of $1.0 million. However, qualifying performance-based compensation is not subject to such limitation if certain requirements are met. One requirement is stockholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants of performance-based awards and stock options and stock appreciation rights and (iii) the class of employees eligible to receive awards. The Board of Directors has submitted the Plan for approval by the Stockholders in order to permit the grant of certain awards thereunder, such as stock options, stock appreciation rights, stock awards, and certain performance units that will constitute “performance-based” compensation, which we expect to be excluded from the calculation of annual compensation of covered employees for purposes of Section 162(m) of the Code and be fully deductible by us. The Committee may grant awards under the Plan that do not qualify as performance-based compensation under Section 162(m) of the Code. The payment of any such non-qualifying awards to a covered employee could be non-deductible by us, in whole or in part, under Section 162(m) of the Code, depending on such covered employee’s total compensation in the applicable year.

Stockholder approval of this proposal will constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by us under Section 162(m) of the Code may be based under the Plan, (ii) the annual per participant limit of 150,000 shares of common stock for stock-based awards and $2,000,000 for cash based awards, and (iii) the class of participants eligible to receive awards under the Plan. In order for awards granted under the Plan to continue to be treated as qualified performance-based compensation under Section 162(m) of the Code, every five years we must seek Stockholder approval of each of the items listed in the prior sentence.

Required Votes and Board Recommendations

A majority in the affirmative of the votes cast, in person or by proxy, at the Annual Meeting, without regard to broker non-votes, by Stockholders entitled to vote at the Annual Meeting is required for the approval of the Plan. The Board of Directors recommends a vote in favor of the Plan, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR the Plan.

PROPOSAL 3

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On October 27, 2005, our Board of Directors approved and declared the advisability of, subject to the approval of our Stockholders, an Amended and Restated Certificate of Incorporation that increases the aggregate number of shares of common stock that we have the authority to issue from Twelve Million (12,000,000) shares of common stock to Forty Million (40,000,000) shares of common stock.

Our Board of Directors believes that it is in our best interest to approve the Amended and Restated Certificate of Incorporation.

Our Certificate of Incorporation presently authorizes us to issue 12,000,000 shares of common stock and 179,985 shares of preferred stock. Of the 179,985 shares of preferred stock, 90,000 have been designated as Series A Junior Participating Preferred Stock. The remaining preferred stock may be issued from time to time in one or more series with such designations, limitations, or restrictions thereof, as shall be stated in the resolutions by the Board of Directors providing for the designation and creation of such series of preferred stock. We are not amending our Certificate of Incorporation with respect to preferred stock at this time.

Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Under our Certificate of Incorporation, holders of our common stock do not have preemptive rights.

If approved by our Stockholders at the Annual Meeting, our Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware. We intend to make this filing promptly after approval by our Stockholders. If our Stockholders approve the proposed amendment, the Fourth Article of our Amended and Restated Certificate of Incorporation will be amended to read as follows:

FOURTH:  The aggregate number of shares of stock that the Corporation shall have authority to issue is Forty Million, One Hundred Seventy-Nine Thousand, Nine Hundred Eighty-Five (40,179,985) shares, consisting of Forty Million (40,000,000) shares of common stock, $0.033 par value (the “Common Stock”), and One Hundred Seventy-Nine Thousand, Eighty-Nine Thousand Nine Hundred Eighty-Five (179,985) shares of preferred stock, $1.00 par value (the “Preferred Stock”).

A complete copy of the proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix C.

Reasons and Effect of the Amendment

We are seeking Stockholder approval to amend our Amended and Restated Certificate of Incorporation to increase our authorized common stock for several reasons. Our Board of Directors believes it is necessary to increase the number of shares of our authorized capital stock in order to provide us with the flexibility to issue common stock for a variety of business purposes that may arise and our Board deems advisable, without further action by our stockholders, unless required by law, regulation, or Nasdaq rules. These purposes could include, among other things, (i) to declare future stock dividends or stock splits, which may increase the liquidity of our shares; (ii) the sale of stock to obtain additional capital or to acquire other companies, businesses, or assets, which could enhance our growth strategy or allow us to reduce debt if needed; (iii) for use in additional stock incentive programs, and (iv) for other bona fide purposes. Our Board of Directors has considered approving a three-for-two stock split to be effected in the form of a stock dividend if the Amended and Restated Certificate of Incorporation is approved. However, any decision on the matter has been deferred pending the outcome of Proposal 3 and the prevailing conditions at the time, including but not limited to our stock price, recent trading trends in our common stock, our expectations concerning our performance and the performance of our industry and the financial markets in general, and such other matters as our Board of Directors may deem relevant. We currently have no plans, arrangements, or understandings with respect to any possible offering or acquisition.

If the proposal to amend our Amended and Restated Certificate of Incorporation is delayed or the Stockholders do not adopt it, we may find it necessary to convene a special meeting of stockholders in the event we wish to consummate a transaction in which the number of shares of common stock that would be issued in the transaction, together with all other new issuances of our common stock after the record date for the Annual Meeting, would exceed 12,000,000 shares. This special meeting could potentially increase the costs of a future transaction and the additional time necessary to prepare for and hold a special meeting could serve as a disincentive for third parties otherwise interested in making an investment in, or entering into such transaction with, us.

It is not possible to state the effects of the amendment upon the rights of the holders of common stock until the Board determines the purpose for the actual issuance of common stock. However, additional shares of common stock might be issued at times and under circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of our common stock.

Potential Anti-Takeover Effect and Other Provisions

While the issuance of additional shares of our common stock may have the effect of impeding an unsolicited attempt by a person or entity to acquire control of us, our Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure nor are we aware of any proposed or contemplated transaction of this type. Our issuance of additional shares of common stock may, depending upon the circumstances under which the shares are issued, reduce stockholders’ equity per share, and will reduce the percentage of ownership of our common stock of existing stockholders.

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares (such as under a stockholder rights plan, or “poison pill”) could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of us.  The ability of the Board of Directors to issue shares of preferred stock, with rights, powers, and preferences it deems advisable, could discourage an attempt by a party to acquire control of us by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.  At the present time, we are not aware of any contemplated mergers, tender offers, or other plans by a third party to attempt to effect a change in control of us.

We also are subject to Section 203 of the Delaware General Corporation Law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.  Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned, within three years prior to the determination of interested stockholder status, 15% or more of a corporation’s voting stock.  The existence of this provision could prevent a takeover of our Company with respect to transactions not approved in advance by the Board of Directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Required Votes and Board Recommendations

A majority in the affirmative of the votes cast, in person or by proxy, at the Annual Meeting, without regard to broker non-votes, by Stockholders is required for the approval of the Amended and Restated Certificate of Incorporation. The Board of Directors recommends a vote in favor of the Amended and Restated Certificate of Incorporation, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR the Amended and Restated Certificate of Incorporation.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to the Annual Meeting of Stockholders following our 2006 fiscal year, stockholder proposals intended to be presented at that meeting must be received by us in writing on or before August 18, 2006. However, if the date such Annual Meeting of Stockholders is more than thirty days before or after November 15, 2006, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at the Annual Meeting of Stockholders following our fiscal year 2006, but not included in our proxy materials relating to that meeting, by September 30, 2006. However, if the date of such Annual Meeting of Stockholders is more than thirty days before or after November 15, 2006, then the deadline for submitting any such Stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Exchange Act Rule 14(a)-4(c)(1), the proxy holders designated by an executed proxy in the form accompanying this Proxy Statement will have discretionary authority to vote on any Stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to our principal executive offices at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235 to the attention of Paul Will, our Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary.

For information regarding how stockholders can recommend candidates for consideration as director nominees, see “Corporate Governance - Committees of the Board and Director Nominations - Director Nomination Process.”

ANNUAL REPORT ON 10-K

The Annual Report on Form 10-K is included with the mailing of this Proxy Statement for the Annual Meeting of Shareholders. On October 28, 2005, we amended our Annual Report on Form 10-K to supply the information required by Part III of such form. The disclosures under Part III are already included in this Proxy Statement, and the Form 10-K refers you to the appropriate section of this Proxy Statement for the required disclosures. Accordingly, and to save on printing and mailing expense, we have not included Part III from the Form 10-K/A.

Upon request, we will furnish without charge a copy of any of the exhibits filed with, or incorporated by reference to, our Form 10-K/A. Requests should be sent to our principal executive offices at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235 to the attention of Paul Will, our Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies on such matters in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Celadon Group, Inc.

/s/ Kenneth Core
Kenneth Core
Secretary

December 16, 2005

APPENDIX A

CHARTER FOR THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF
CELADON GROUP, INC.

1.    Purpose

        The purpose of the Audit and Corporate Governance Committee of the Board of Directors (the “Board”) of Celadon Group, Inc. (the “Company”) shall be to:

o	Provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

o
Assist the Board in oversight of (i) the integrity of the company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence, and performance, and (iv) the Company’s internal accounting and financial controls;

o	Provide to the Board such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board;

o	Review and make recommendations to the Board regarding matters concerning corporate governance;

o	Review the composition and evaluate the performance of the Board;

o	Review the composition of committees of the Board and recommend persons to be members of such committees; and

o	Review conflicts of interest of members of the Board and corporate officers.

        In addition, the Audit and Corporate Governance Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2.    Membership and Organization

Composition. The Audit and Corporate Governance Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit and Corporate Governance Committee will consist of at least three members of the Board. Members of the Audit and Corporate Governance Committee must meet the following criteria (as well as any criteria required by the Securities and Exchange Commission (the “SEC”)):

o
Each member will be an independent director in accordance with (i) the audit committee requirements of the NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”) and (ii) the rules of the SEC;

o	Each member will be able to read and understand fundamental financial statements, in accordance with the audit committee requirements of the NASDAQ Rules;

o
At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

o	At least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

Meetings and Reports. The Audit and Corporate Governance Committee will meet at least four (4) times annually. The Audit and Corporate Governance Committee may establish its own meeting schedule. The Audit and Corporate Governance Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company. The Audit and Corporate Governance Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

        The Audit and Corporate Governance Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Compensation. Members of the Audit and Corporate Governance Committee shall receive such fees, if any, for their service as Audit and Corporate Governance Committee members as may be determined by the Board. Members of the Audit and Corporate Governance Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

3.    Responsibilities and Duties

The responsibilities and duties of the Audit and Corporate Governance Committee shall include:

    Review Procedures

o
Reviewing the reports of management and the independent auditors concerning the design, implementation, and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls, and to review before release the disclosure regarding such system of internal controls required under SEC Rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

o
Reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach, (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management, judgments and accounting estimates, significant new accounting policies and disagreements with management, and any other matters described in SAS No. 61, and (iii) reviewing reports submitted to the Audit and Corporate Governance Committee by the independent auditors in accordance with applicable SEC requirements;

o
Conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

o
Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

o
Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q using professional standards and procedures for conducting such reviews;

o	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

o	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

o	Reviewing and approving in advance any proposed related party transactions; and

o	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

    Independent Auditors

o
Appointing, compensating, and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

o
Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them; and

o
Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit and Corporate Governance Committee may delegate to one or more designated members of the Audit and Corporate Governance Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit and Corporate Governance Committee at its scheduled meetings.

    Corporate Governance and Regulatory Compliance

o	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit and Corporate Governance Committee members, member qualifications and activities;

o	Reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

o	Reviewing, approving, and monitoring the Company’s Code of Business Conduct and Ethics;

o	Providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

o
Establishing procedures for receiving, retaining, and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

o	Developing principles of corporate governance and recommending them to the Board for its consideration and approval;

o	Reviewing annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with;

o	Overseeing the evaluation of the Company’s management;

o	Reviewing this charter and this committee’s processes and procedures at least annually;

o	Recommending ways to enhance communications and relations with stockholders;

o
Reviewing periodically the succession planning for the Chief Executive Officer and other executive officers, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to these executive management positions; and

o	Overseeing compliance by the Board and its committees with applicable laws and regulations, including the NASDAQ Rules and regulations promulgated by the SEC.

    Board of Directors and Committees of the Board of Directors

o	Conducting an annual evaluation of the Board as a whole, and evaluating the performance of individual members of the Board eligible for re-election;

o
Reviewing periodically the composition of each committee of the Board and making recommendations to the Board for the creation of additional committees or the change in mandate or dissolution of committees; and

o	Recommending to the Board persons to be members of the various committees.

    Conflicts of Interest

o	Considering questions of possible conflicts of interest of members of the Board and of corporate officers; and

o	Reviewing actual and potential conflicts of interest of members of the Board and corporate officers and clearing any involvement of such persons in matters that may involve a conflict of interest.

In addition, the Audit and Corporate Governance Committee shall have the resources as determined by the Audit and Corporate Governance Committee and the authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve fees and other retention terms, as appropriate, of outside legal, accounting, or other advisors to advise or assist the Audit and Corporate Governance committee in the performance of any of the responsibilities and duties set forth above without seeking approval of the Board or management.

APPENDIX B

CELADON GROUP, INC.

2006 OMNIBUS INCENTIVE PLAN

ARTICLE I
PURPOSE AND EFFECTIVE DATE

    Section 1.1.   Purpose. The purpose of the Plan is to provide annual incentives to certain Employees, Directors, and Consultants of the Company in a manner designed to reinforce the Company’s performance goals; to link a significant portion of Participants’ compensation to the achievement of such goals; and to continue to attract, motivate, and retain key personnel on a competitive basis.

    Section 1.2.   Effective Date. The Plan was adopted by the Board of Directors on October 27, 2005, and became effective upon approval by the stockholders on [Month] [Day], [Year].

ARTICLE II
DEFINITIONS AND CONSTRUCTION

    Section 2.1.   Certain Defined Terms. As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:

        (a)       “Award” means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit Award, performance unit, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

        (b)       “Award Notice” means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

        (c)        “Board” means the Board of Directors of the Company.

        (d)       “CEO” means the Chief Executive Officer of the Company.

        (e)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

        (f)       “Committee” means (i) the Board, and (ii) the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that, the Committee shall consist of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

        (g)        “Common Stock” means the Common Stock, par value $0.033 per share, of the Company.

        (h)        “Company” means Celadon Group, Inc., a Delaware corporation, and its Subsidiaries.

        (i)       “Consultants” means the consultants, advisors, and independent contractors retained by the Company.

        (j)       “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

        (k)       “Director” means a Non-Employee member of the Board.

        (l)       “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

        (m)       “Employee” means any person employed by the Company on a full or part-time basis.

        (n)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

        (o)       “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price, regular way, on such date (or, if no sale takes place on such date, the last reported sale price, regular way, on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

        (p)       “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

        (q)       “Participant” means either an Employee, Director, or Consultant to whom an Award has been granted under the Plan.

        (r)       “Performance Awards” means the Stock Awards and performance units granted pursuant to Article VII. Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

        (s)       “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Each of the Performance Criteria may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

        (t)       “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

        (u)       “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (iii) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

        (v)       “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

        (w)       “Plan” means this 2006 Omnibus Incentive Plan, as amended from time to time.

        (x)       “Restricted Stock Unit Award” means an Award granted pursuant to Article XI in the form of a right to receive shares of Common Stock on a future date.

        (y)       “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

        (z)       “Stock Award” means an award granted pursuant to Article X in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

        (aa)       “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

    Section 2.2.   Other Defined Terms. Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.

    Section 2.3.   Construction. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

ARTICLE III
ELIGIBILITY

    Section 3.1.   In General. Subject to Section 3.2 and Article IV, all Employees, Directors, and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors, and Consultants.

    Section 3.2.   Incentive Stock Options. Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE IV
PLAN ADMINISTRATION

    Section 4.1.   Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms.

    Section 4.2.   Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

        (a)    determine eligibility for participation in the Plan;

        (b)    select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions, and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, performance criteria, confidentiality, and non-competition;

        (c)    interpret the Plan;

        (d)    construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

        (e)    issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

        (f)          make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

        (g)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

        (h)   promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, disability, retirement, termination from the Company, or breach of agreement by the Participant, or in the event of a change of control of the Company;

        (i)    accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

        (j)    establish such other types of Awards, besides those specifically enumerated in Article V hereof, which the Committee determines are consistent with the Plan’s purpose;

        (k)    subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

        (l)          establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

        (m)        determine the terms and provisions of any agreements entered into hereunder;

        (n)    take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

        (o)    make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

    Section 4.3.   Option Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation, or substitution.

    Section 4.4.   Section 162(m) of the Code. With regard to Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

    Section 4.5.   Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

    Section 4.6.   Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons; provided, that any such allocation or delegation be in writing; provided, further, that only the Committee, or other committee consisting of two or more Directors, all of whom are both “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE V
FORM OF AWARDS

    Section 5.1.   In General. Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article VII, stock options pursuant to Article VIII, stock appreciation rights pursuant to Article IX, Stock Awards pursuant to Article X, Restricted Stock Unit Awards pursuant to Article XI, performance units pursuant to Article XII, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions, and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

    Section 5.2.   Foreign Jurisdictions.

        (a)    Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors, or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment, or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (x) increase the limitations contained in Section 6.3; (y) increase the number of available shares under Section 6.1; or (z) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

        (b)   Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in United States currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to United States dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE VI
SHARES SUBJECT TO PLAN

    Section 6.1.   Available Shares. The maximum aggregate number of shares of Common Stock which shall be available for the grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 750,000 (the “Share Reserve”); provided, however, that no more than one-half of such maximum number of shares of Common Stock may be used for Awards other than stock options or stock appreciation rights. The Share Reserve shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the Share Reserve available for delivery under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

    Section 6.2.   Adjustment Upon Certain Events. In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall an Award to any Participant that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

    Section 6.3.   Maximum Award Payable. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 150,000 shares of Common Stock or, in the event the Award is paid in cash, $2,000,000.

ARTICLE VII
PERFORMANCE AWARDS

    Section 7.1.   Purpose. For purposes of Performance Awards issued to Employees, Directors, and Consultants that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the provisions of this Article VII shall apply in addition to and, where necessary, in lieu of the provisions of Article X, Article XI, and Article XII. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article X, the Restricted Stock Unit Awards authorized under Article XI, and the performance units under Article XII as “performance-based compensation” under Section 162(m) of the Code. The provisions of this Article VII shall control over any contrary provision contained in Article X, Article XI, or Article XII.

    Section 7.2.   Eligibility. For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which Employees, Directors, and Consultants will be Participants for such period. However, designation of an Employee, Director, or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article VII. Moreover, designation of an Employee, Director, or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director, or Consultant as a Participant in any subsequent Performance Period, and designation of one Employee, Director, or Consultant as a Participant shall not require designation of any other Employee, Director, or Consultant as a Participant in such period or in any other period.

    Section 7.3.   Discretion of Committee with Respect to Performance Awards. The Committee shall have the authority to determine which Covered Employees or other Employees, Directors, or Consultants shall be Participants of a Performance Award. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is (are) to apply to the Company or any one or more subunits thereof and the Performance Formula. For each Performance Period, with regard to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

    Section 7.4.   Payment of Performance Awards.

        (a)    Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

        (b)    Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

        (c)    Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

        (d)    Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

        (e)    Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE VIII
STOCK OPTIONS

    Section 8.1.   In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as “performance-based compensation” under Section 162(m) of the Code.

    Section 8.2.   Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten (10) years.

    Section 8.3.   Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

    Section 8.4.   Exercise. Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE IX
STOCK APPRECIATION RIGHTS

    Section 9.1.   In General. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR. A SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as “performance-based compensation” under Section 162(m) of the Code.

    Section 9.2.   Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten (10) years from the Effective Date of the SAR’s grant.

    Section 9.3.   Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten (10) years from the Effective Date of the Freestanding SAR’s grant.

    Section 9.4.   Deemed Exercise.  The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

    Section 9.5.   Payment. Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE X
STOCK AWARDS

    Section 10.1.   Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

    Section 10.2.   Performance Criteria. For Stock Awards conditioned, restricted, and/or limited based on Performance Goals, the length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

    Section 10.3.   Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

    Section 10.4.   Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE XI
RESTRICTED STOCK UNIT AWARDS

    Section 11.1.   Grants. Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

    Section 11.2.   Rights as Stockholders.  Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

    Section 11.3.    Evidence of Award. A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of the Company in such manner as the Committee deems appropriate.

ARTICLE XII
PERFORMANCE UNITS

    Section 12.1.   Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

    Section 12.2.   Performance Criteria. Performance units shall be contingent on the attainment during a Performance Period of certain Performance Goals. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE XIII
PAYMENT OF AWARDS

    Section 13.1.   Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.

    Section 13.2.   Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (ii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE XIV
DIVIDEND AND DIVIDEND EQUIVALENTS

    If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE XV
DEFERRAL OF AWARDS

    At the discretion of the Committee, payment of any Award, salary, bonus compensation, Company Board compensation, dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE XVI
MISCELLANEOUS

    Section 16.1.   Nonassignability.  Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

    Section 16.2.   Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or quotation system on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

    Section 16.3.   No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director, or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director, or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

    Section 16.4.   Amendment/ Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

    Section 16.5.   Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

    Section 16.6.   No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

    Section 16.7.   No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

APPENDIX C

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CELADON GROUP, INC.

FIRST:             The name of the corporation is Celadon Group, Inc. (the “Corporation”).

SECOND:       The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road Suite 400, in the City of Wilmington, County of Newcastle. The name of its registered agent at such address is The Corporation Service Company.

THIRD:          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:       The aggregate number of shares of stock which the Corporation shall have authority to issue is Forty Million, One Hundred Seventy-Nine Thousand, Nine Hundred Eighty-Five (40,179,985) shares, consisting of Forty Million (40,000,000) shares of common stock, $0.033 par value (the “Common Stock”), and One Hundred Seventy-Nine Thousand, Eighty-Nine Thousand Nine Hundred Eighty-Five (179,985) shares of preferred stock, $1.00 par value (the “Preferred Stock”).

            The following is a description of each class of capital stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and other special or relative rights granted to or imposed upon the shares of each class:

A.   Common Stock

            Subject to the rights of the Preferred Stock, and except as otherwise provided by the laws of the State of Delaware, the holders of record of shares of Common Stock shall share ratably in all dividends and other distributions, whether in respect of a liquidation or dissolution (voluntary or involuntary) or otherwise, and shall be entitled to one vote per share of Common Stock held with respect to all matters to be voted on by the stockholders of the corporation.

B.   Preferred Stock

            The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series (the Directors providing for the issue of such series (the “Directors’ Resolution”). The Directors’ Resolution as to any series shall (a) designate the series, (b) state the dividend rate or rates of such series, the payment dates for dividends and, if cumulative, the date or dates or the method of determining the date or dates, from which dividends on shares of such series shall be cumulative, (c) state the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up, and (d) state the price or prices at which, the time or times, and the terms and conditions on which, the shares of such series may be redeemed at the option of the corporation; and such Directors’ Resolution may (i) limit the number of shares of such series which may be issued (ii) provide for a sinking fund or make other provision for the purchase or redemption of shares of such series and determine the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, in addition to any voting rights which otherwise may be vested in such series, (iv) state the terms and conditions upon which shares of any such series may be made convertible into or exchangeable for any other shares of the Corporation, and (v) grant any other special rights or impose any other qualifications, limitations, or restrictions thereon.

C-1

            So long as any shares of the Preferred Stock are outstanding, the corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation (which term includes each and all Directors’ Resolutions) of the Corporation so as to affect adversely the powers, preferences or rights of any one or more series of the Preferred Stock or of the holders thereof without the consent of the holders of at least a majority of the total number of outstanding shares of the several series so affected or of the single series solely affected, given in person or by proxy, by vote at a meeting called for that purpose or by means of a consent in writing. In the application of these provisions, any amendment which would increase the number of authorized shares of the Preferred Stock, or which would authorize or create any shares of stock ranking prior to or on a parity with the Preferred Stock as to dividends or as to distribution of assets on liquidation, dissolution or winding up, shall be considered as affecting adversely the right of all outstanding shares of the Preferred Stock.

FIFTH:          The Corporation is to have a perpetual existence.

SIXTH:         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend and repeal the By-laws of the Corporation.

SEVENTH:   Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be written ballot unless the By-laws of the Corporation shall so provide.

EIGHTH:      The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

NINTH:       Whenever a compromise or arrangements is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

TENTH:        The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, or by any successor thereto, indemnify and reimburse any and all persons whom it shall have the power to indemnify under said Section from and against all of the expenses, liabilities or other matters referred to in or covered by said Section. Notwithstanding the foregoing, the indemnification provided for in this Article TENTH shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

ELEVENTH:  A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction form which the director derived an improper personal benefit.

C-2

PROXY

CELADON GROUP, INC.

9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235-4207

ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen Russell, Paul A. Biddelman, and Paul A. Will and each of them with full power of substitution, proxies of the undersigned, to vote all shares of common stock of Celadon Group, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, January 12, 2006 at 9:00 a.m. (local time) at the Company’s corporate headquarters located at One Celadon Drive, Indianapolis, Indiana, 46235, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR THE 2006 OMNIBUS INCENTIVE PLAN, AND FOR THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CELADON GROUP, INC. C/O AMERICAN STOCK TRANSFER 59 MAIDEN LAND NEW YORK, NY 10038	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage paid envelope we have provided or return it to Celadon Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CELDG1  KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELADON GROUP, INC.

This Proxy, when properly executed and returned,
will be voted in the manner directed below. If no
direction is made, this Proxy will be voted FOR
all nominees.

1.	Election of Directors.

	Nominees:	(01) Stephen Russell	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
		(02) Paul A. Biddelman	¡	¡	¡
(03) Michael Miller
(04) Anthony Heyworth

2.	Proposal to approve the adoption of the Celadon Group, Inc. 2006 Omnibus Incentive Plan.

			For	Withhold	Against
			¡	¡	¡

3.	Proposal to approve the Amended and Restated Certificate of Incorporation of Celadon Group, Inc. to increase the number of authorized shares of common stock to 40,000,000, $0.033 par value.

			For	Withhold	Against
			¡	¡	¡

4.	In their discretion, the proxies are authorized to vote upon each other matter that may properly come before the meeting or any adjournments thereof.

			For	Withhold	Against
			¡	¡	¡

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Signature [PLEASE SIGN WITHIN BOX.] Date	Signature (Joint Owners) Date